EXHIBIT 99.1

FORM OF GM COMMON STOCKHOLDER CONSENT

     The following is the form of consent card to be distributed to GM common stockholders in connection with the GM consent solicitation relating to the proposals described in the consent solicitation statement/prospectuses contained in the registration statements on Form S-4 of Hughes Electronics Corporation and Form F-4 of The News Corporation Limited. This form is for use by holders of GM $1 2/3 par value common stock. Substantially similar consent cards will be used for holders of GM Class H common stock. As applicable, substantially similar consent cards will be used for street name holders of both classes of GM common stock.

CONSENT TO ACTION OF STOCKHOLDERS WITHOUT A MEETING
REVOCABLE CONSENT SOLICITED ON BEHALF OF
GENERAL MOTORS CORPORATION

GM $1 2/3 PAR VALUE COMMON STOCK

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

     The undersigned, a common stockholder of General Motors Corporation (“General Motors” or “GM”), acting with respect to all of the shares of Common Stock, par value $1 2/3 per share (“GM $1 2/3 par value common stock”), held by the undersigned on                              , 2003 (the “Record Date”), hereby consents, withholds consent or abstains, as specified on the reverse side, with respect to the taking of corporate action without a meeting pursuant to Section 228 of the Delaware General Corporation Law. All terms used but not defined herein shall have the meanings ascribed to such terms in the GM Consent Solicitation Statement/Hughes Electronics Corporation Prospectus/The News Corporation Limited Prospectus (the “Consent Solicitation Statement/Prospectuses”) furnished herewith to stockholders of General Motors who held shares of GM $1 2/3 par value common stock and GM Class H common stock on the Record Date.

     Stockholders wishing to consent to any proposal set forth herein should mark the applicable “Consent” box on the reverse side of this consent card. Stockholders opposing any such proposal should register their position by marking the applicable “Withhold Consent” or “Abstain” box on the reverse side of this consent card or by not completing and returning this consent card. Unless you otherwise indicate on this consent card, this consent card will be voted as set forth on the reverse side with respect to all shares of GM $1 2/3 par value common stock held by the undersigned on the Record Date, and if no choice is indicated but this consent card is signed, you will be deemed to have consented to each of the proposals set forth on the reverse side of this consent card. By executing this card, the undersigned hereby revokes any and all prior consents and hereby affirms that, as of the Record Date, the undersigned had the power to deliver a consent for the number of shares represented by this consent.

SIGNED BUT UNMARKED CARDS WILL BE DEEMED TO GIVE CONSENT TO EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD.

     Completion of the transactions is conditioned upon receiving the consent of the holders of: (1) a majority of the shares of GM $1 2/3 par value common stock outstanding as of the Record Date, voting as a separate class, (2) a majority of the shares of GM Class H common stock outstanding as of the Record Date, voting as a separate class and (3) a majority of the voting power of the shares of GM $1 2/3 par value common stock and GM Class H common stock outstanding as of the Record Date, voting together as a single class, based on their respective per share voting power as set forth in the GM restated certificate of incorporation. Unless previously revoked, the proposals set forth in this consent will be effective when and if delivered along with consents representing the percentages of shares indicated in the immediately preceding sentence to General Motors (but no sooner than 20 business days following the mailing of the Consent Solicitation Statement/Prospectuses to GM common stockholders).

PLEASE SIGN AND DATE ON REVERSE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED BELOW.

THE BOARD OF DIRECTORS OF GENERAL MOTORS CORPORATION RECOMMENDS THAT
GM COMMON STOCKHOLDERS
CONSENT TO EACH OF THE PROPOSALS BELOW.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 1: APPROVAL OF THE FIRST GM CHARTER AMENDMENT

     This proposal consists of the approval of an amendment to Article Fourth of the GM restated certificate of incorporation to:

•	add a redemption feature to the terms of the GM Class H common stock that will make the GM Class H common stock redeemable in exchange for shares of Hughes common stock, on a one-share-for-one-share basis, pursuant to the Hughes split-off; and

•	expressly provide that the completion of the transactions will not result in a recapitalization of the GM Class H common stock into GM $1 2/3 par value common stock at a 120% exchange ratio as currently provided for under certain circumstances pursuant to the GM restated certificate of incorporation.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 2: RATIFICATION OF THE NEW HUGHES CERTIFICATE OF INCORPORATION

     This proposal consists of the ratification of the new Hughes certificate of incorporation, including the excess stock provision. The new Hughes certificate of incorporation will establish the terms of the Hughes common stock after completion of the transactions and will implement other aspects of the transactions.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 3: RATIFICATION OF THE HUGHES SPLIT-OFF, INCLUDING THE SPECIAL DIVIDEND

     This proposal consists of the ratification of the Hughes split-off, including the $275 million special cash dividend. By ratifying this proposal, GM $1 2/3 par value common stockholders and GM Class H common stockholders will be, among other things, ratifying and consenting to (1) an asset transfer consisting of the $275 million special cash dividend, which will not result in a pro rata distribution of a portion of the dividend to GM Class H common stockholders as currently provided for under certain circumstances pursuant to the GM board policy statement, (2) the distribution by GM of shares of Hughes common stock to the GM Class H common stockholders, on a one-share-for-one-share basis, in redemption of and exchange for their shares of GM Class H common stock and (3) other separation-related arrangements between GM and Hughes, including new tax sharing arrangements between GM and Hughes that will become effective upon the completion of the transactions.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 4: RATIFICATION OF THE GM/NEWS STOCK SALE

     This proposal consists of the ratification of the GM/News stock sale, consisting of the sale by GM of all of the shares of Hughes Class B common stock that it owns to a subsidiary of News Corporation. In the GM/News stock sale, a subsidiary of News Corporation will acquire 80% of such shares for $14.00 cash per share and will acquire the balance in exchange for News Corporation Preferred ADSs, cash or a combination of News Corporation Preferred ADSs and cash, at the election of News Corporation. The number of News Corporation Preferred ADSs to be delivered to GM in exchange for 20% of the Hughes Class B common stock will be a function of an exchange ratio, which will be based on the 20-day trailing average market value of News Corporation Preferred ADSs at the time of the GM/News stock sale, and is subject to a collar mechanism as described in the Consent Solicitation Statement/Prospectuses.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 5: RATIFICATION OF THE NEWS STOCK ACQUISITION

     This proposal consists of the ratification of the News stock acquisition, consisting of a subsidiary of News Corporation acquiring Hughes common stock from the former GM Class H common stockholders that received Hughes common stock in the Hughes split-off share exchange. The former GM Class H common stockholders will retain approximately 82.3% of the Hughes common stock received in the Hughes split-off share exchange. The other approximately 17.7% of the Hughes common stock received in the Hughes split-off share exchange will be exchanged for News Corporation Preferred ADSs, cash or a combination of News Corporation Preferred ADSs and cash, at the election of News Corporation. The number of News Corporation Preferred ADSs to be delivered to the former GM Class H common stockholders will be a function of an exchange ratio, which will be based on the 20-day trailing average market value of News Corporation Preferred ADSs at the time of the GM/News stock sale, and is subject to a collar mechanism as described in the Consent Solicitation Statement/Prospectuses.

IMPORTANT NOTE REGARDING PROPOSALS 1 THROUGH 5: ALTHOUGH PROPOSALS 1 THROUGH 5 ABOVE ARE SEPARATE MATTERS TO BE VOTED UPON BY THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS IN CONNECTION WITH THE TRANSACTIONS, THESE PROPOSALS ARE EXPRESSLY CONDITIONED ON EACH OF THE OTHER OF THESE FIVE PROPOSALS. THIS MEANS THAT, EVEN IF THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS APPROVE ONE OF THESE PROPOSALS, GM WILL NOT COMPLETE THE TRANSACTIONS CONTEMPLATED BY THAT PROPOSAL UNLESS THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS ALSO APPROVE THE OTHER PROPOSALS SO THAT THE TRANSACTIONS CAN BE COMPLETED AS PLANNED AND AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT/PROSPECTUSES. IN OTHER WORDS, PROPOSALS 1 THROUGH 5 ABOVE MUST BE APPROVED BY THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS IN ORDER FOR GM TO OBTAIN THE REQUISITE GM COMMON STOCKHOLDER APPROVAL OF THE PROPOSALS RELATING TO THE TRANSACTIONS. ACCORDINGLY, IF YOU WISH TO APPROVE THE PROPOSALS RELATING TO THE TRANSACTIONS, YOU SHOULD VOTE TO APPROVE ALL FIVE PROPOSALS (PROPOSALS 1 THROUGH 5).

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 6: APPROVAL OF THE SECOND GM CHARTER AMENDMENT

     This proposal consists of the approval of an amendment to Article Fourth of the GM restated certificate of incorporation to eliminate certain provisions relating to the GM Class H common stock after completion of the transactions.

     When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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